UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2025 Mr. Nauman (Nick) Toor provided notice of his resignation as Chairman and member of the Board of Directors of Innodata Inc. (the “Company”), including from his position as a member of the Compensation Committee, Audit Committee, and Nominating Committee of the Board, effective as of November 6, 2025 (the “Effective Date”). Mr. Toor’s decision to resign from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 5, 2025 the Board of Directors of the Company elected Mr. Daniel H. (Don) Callahan and General (Retired) Richard Clarke to serve as independent directors of the Company as of the Effective Date. The appointment of Mr. Callahan and General (Retired) Clarke as members of the Board fills the vacancy created by Mr. Toor’s decision to resign as a director of the Board.

In accordance with the Company’s compensation policies for non-employee directors, Mr. Callahan and General (Retired) Clarke will be compensated at the rate of $75,000 per annum, paid in equal monthly installments, and will also receive a grant, pursuant to the Company’s 2021 Equity Compensation Plan, in accordance with the policy regarding non-employee director equity awards adopted by the compensation committee, prorated based on their appointment date.  The grant will be determined and administered by the Company’s management. The Company also reimburses its independent directors for travel expenses and other out-of-pocket expenses associated with attending in-person board meetings.

There is no arrangement or understanding between Mr. Callahan and any other persons pursuant to which Mr. Callahan was appointed as director of the Company. There are no family relationships between Mr. Callahan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

There is no arrangement or understanding between General (Retired) Clarke and any other persons pursuant to which General (Retired) Clarke was appointed as director of the Company. There are no family relationships between General (Retired) Clarke and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

The Board has determined that Mr. Callahan and General (Retired) Clarke are “independent” in accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. In addition, the Board also elected Mr. Callahan to serve as a member of the Board’s Audit and Compensation Committees, and General (Retired) Clarke to serve as a member of the Board’s Nominating Committee.

In addition, each of Mr. Callahan and General (Retired) Clarke and the Company entered into a customary indemnification agreement, a form of which has been previously filed with the SEC on February 23, 2022.

As of the Effective Date, Mr. Jack S. Abuhoff will serve as Chairman of the Board and Mr. Stewart R. Massey will serve as the Lead Independent Director of the Board.

On November 6, 2025, the Company and Mr. Abuhoff, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to the employment agreement, as amended, between the Company and Mr. Abuhoff, effective as of February 1, 2009 (the “Amended Employment Agreement”), in order to enable the appointment of Mr. Rahul Singhal as President of the Company, as recommended by Mr. Abuhoff. The Amendment (i) provides that Mr. Abuhoff will cease to serve as the Company’s President as of the Effective Date, and will continue to serve as the Company’s Chief Executive Officer, and (ii) adds a provision stating that all references to “Chief Executive Officer and President” in the Amended Employment Agreement are deleted and replaced with references to “Chief Executive Officer” as of the Effective Date.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

On November 5, 2025 the Board of Directors of the Company appointed Rahul Singhal as the Company’s President and Chief Revenue Officer as of the Effective Date. Mr. Singhal, age 51, is currently the Company’s Chief Product Officer and Chief Revenue Officer, positions he held since January 2019 and January 2022, respectively. The Company expects to enter into an employment agreement with Mr. Singhal in connection his appointment.

In addition, Mr. Singhal and the Company entered into a customary indemnification agreement, a form of which has been previously filed with the SEC on February 23, 2022.

Mr. Singhal has a Bachelors of Engineering in mechanical engineering from the College of Engineering, Pune (1995) and a Masters in Business Administration from McGill University (2000).

There is no arrangement or understanding between Mr. Singhal and any other persons pursuant to which Mr. Singhal was appointed as President of the Company. There are no family relationships between Mr. Singhal and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”), and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

The full text of the press release announcing the Company’s leadership update is attached herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit No.	Description

10.1	Amendment Number 2 to Employment Agreement, by and between Innodata Inc. and Jack Abuhoff, as amended, effective as of February 1, 2009.
99.1	Press Release dated November 6, 2025.
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: November 7, 2025	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel